UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TASER International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TASER INTERNATIONAL, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of TASER International, Inc. (the “Company”) will be held at 10:00 a.m. (local time) on Thursday, May 23, 2013, at the Company’s headquarters located at 17800 North 85th Street, Scottsdale, Arizona 85255 for the following purposes:

1.	Electing the three Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified;

2.	Advisory approval of the Company’s executive compensation;

3.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2013;

4.	Approving the adoption of the Company’s 2013 Stock Incentive Plan; and

5.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Only holders of the Company’s Common Stock at the close of business on March 25, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT

Douglas E. Klint

Corporate Secretary

Scottsdale, Arizona

April 3, 2013

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Stockholders, which will take place at 10:00 a.m. local time on Thursday, May 23, 2013 at the Company’s principal executive offices located at 17800 North 85th, Street, Scottsdale, Arizona 85255. This Proxy Statement describes matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to stockholders on or about April 3, 2013.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”).

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to stockholders by providing access to these documents over the Internet. Accordingly, on April 3, 2013, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. Stockholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by email. Copies of the proxy materials are also available for viewing at the Investor Relations page of the Company’s website at http://investor.taser.com.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?

Stockholders will vote on the following items at the Annual Meeting:

Proposal No.	Description	Board Recommendation
ONE	The election to the Board of the three Class A director nominees named in this Proxy Statement	FOR (all nominees)
TWO	Advisory approval of the Company’s executive compensation (“Say on Pay”)	FOR
THREE	The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for fiscal year 2013.	FOR
FOUR	Approving the adoption of the Company’s 2013 Stock Incentive Plan	FOR

Stockholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares in such other matters as they determine in their discretion.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (800) 978-2737.

Who may vote at the Annual Meeting?

As of March 25, 2013 (the “Record Date”), there were 52,481,856 shares of the Company’s Common Stock outstanding and entitled to one vote each at the Annual Meeting. The presence in person or by proxy of persons holding a majority of these shares, or 26,240,929 shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.

Beneficial Owner of Shares Held in Street Name

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.

If I am a stockholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will provide stockholders of record a ballot at the Annual Meeting.

Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.

By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.

By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

Your bank or broker will send you instructions on how to vote. There are four ways to vote:

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.

By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the vote instruction form.

By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the vote instruction form and returning it in the envelope provided.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Under Delaware law and the Company’s bylaws, the presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast at a meeting constitutes a quorum. Abstentions and broker non-votes will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Proposal No. 3 (ratification of the appointment of the independent registered public accountants) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

Proposals No. 1, No. 2 and No. 4 (election of directors, advisory approval of the Company’s executive compensation and approving the adoption of the Company’s 2013 Stock Incentive Plan) are considered “non-routine.” A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2 and No.4.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255, a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.

What is the voting requirement to approve each of the proposals?

Election of Directors

For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the three nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the three director nominees with the most votes will be elected. Shares that are marked “withhold authority” will be counted toward a quorum, but will not affect the outcome of the vote on the election of such director. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.

Advisory approval of the Company’s executive compensation (“Say on Pay”)

For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, under our bylaws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our named executive officers. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.

Ratification of Independent Registered Public Accountants

For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of Common Stock present in person or by proxy at the Annual Meeting vote in favor of ratification. Broker non-votes will have no impact on this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.

Approving the adoption of the Company’s 2013 Stock Incentive Plan

For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not have an effect on the outcome of the vote on this proposal.

Who will serve as the inspector of election?

Holly Gibeaut, a member of the Company’s litigation counsel will serve as the inspector of election.

Where can I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K with the SEC.

Who is paying for the cost of this proxy solicitation?

We will bear all expenses incurred in connection with the solicitation of proxies. We will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers and directors, and officers and employees of the Advisor, may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. In addition, we have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 at Toll free 800-607-0088 to solicit proxies on our behalf. The cost of soliciting proxies on our behalf will be approximately $7,000 plus costs and expenses.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors is elected by and accountable to the stockholders. The Board of Directors is comprised of eight directors. The directors are divided into three classes comprised as follows: three directors each in Class A and B, and two directors in Class C. One class is elected each year for a three-year term and until their successors are elected and qualified. The three director nominees in Class A, who would serve a regular three-year term until the annual meeting of stockholders in 2016, or until their respective successors are elected and qualified, are: John S. Caldwell, Michael Garnreiter and Hadi Partovi. As discussed above, the three nominees for director receiving the highest number of votes will be elected to the Board of Directors.

Unless marked otherwise, signed proxies received will be voted FOR the election of each of the nominees named below.

If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

The Board of Directors recommends a vote FOR the election of John S. Caldwell, Michael Garnreiter and Hadi Partovi.

The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration of
Name	Age	Positions	Director Since	Current Term
Nominees for Election
Class A (for three year term)
John S. Caldwell	68	Director	2006	2013
Michael Garnreiter	61	Chairman of the Board of Directors	2006	2013
Hadi Partovi	40	Director	2010	2013
Directors Continuing in Office
Class B
Patrick W. Smith	42	Chief Executive Officer and Director	1993	2014
Mark W. Kroll	61	Director	2003	2014
Judy Martz	69	Director	2005	2014
Class C
Matthew R. McBrady	42	Director	2001	2015
Richard H. Carmona	63	Director	2007	2015

Directors

Nominees for Election at the 2012 Annual Meeting

Lt. General (USA, Retired) John S. Caldwell. General Caldwell has served as a director of the Company since 2006. General Caldwell is currently employed as a consultant affiliated with The Spectrum Group and Wesley K. Clark Associates. He previously was employed as Executive Vice President, Defense Solutions, Perot Systems Government Service until June 2008. General Caldwell was Senior Vice President, Defense Information Technology Solutions of QSS Group, Inc. from July 2004 through February 2008 at which time QSS Group Inc. was merged into Perot Systems Government Services. From November 2001 through January 2004, General Caldwell was a Lieutenant General in the United States Army and Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. General Caldwell holds a B.S. degree from the U.S. Military Academy at West Point, New York and a M.S. degree in mechanical engineering from the Georgia Institute of Technology. General Caldwell is also a director of Puradyn Filter Technologies and serves on several other corporate advisory boards.

Michael Garnreiter. Mr. Garnreiter has served as a director of the Company since 2006 and in February 2012, assumed the position of Chairman of the Board of Directors. Mr. Garnreiter is currently Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served as a partner of the international accounting firm, Arthur Andersen, from 1974 through March 2002. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant. Mr. Garnreiter is also a board member and chairman of the audit and governance committees for Amtech Systems, a global supplier of horizontal diffusion furnace systems. He is also a board member and audit committee chairman for Knight Transportation, a North American truckload carrier. In addition, Mr. Garnreiter serves as a member of the board of directors for Banner Health, a not-for-profit, multi-state health care delivery system, Global Tranz, a privately-held broker for trucking services and software development company, and is an audit committee member of PAAMCO, a privately-held investment management company

Hadi Partovi. Mr. Partovi has served as a director of the Company since 2010 and is currently a strategic advisor to Facebook, Dropbox, OPOWER and Bluekai. Mr. Partovi is also a co-founder of the non-profit education organization Code.org. From 2009 through 2010, Mr. Partovi was Senior Vice President of Technology for MySpace (via acquisition) and from 2006 through 2009 he was President and Co-Founder of ILIKE, Inc. which was acquired by MySpace in 2009. From 2002 through 2005, Mr. Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and from 1999 through 2001, he was Co-Founder and VP of Product and Professional Services for TELLME Networks, Inc. From 1994 through 1999, he was Program Manager for Microsoft Internet Explorer. Mr. Partovi holds B.A. and M.S. degrees in Computer Science, summa cum laude, from Harvard University.

Incumbent Directors Whose Terms of Office Continue After the 2012 Annual Meeting

Patrick W. Smith. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the Master of Business Administration program at the University of Chicago, the youngest person accepted into his class that year. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium, and an M.B.A. with honors at the University of Chicago (normally a two-year program in itself), graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded TASER International, Inc. with his brother, Thomas P. Smith, in September 1993.

Mark W. Kroll Ph.D., FACC. Dr. Kroll has served as a director of the Company since 2003. Dr. Kroll retired from St. Jude Medical, Inc. in July 2005, where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of Minnesota and an M.B.A. degree from the University of St. Thomas. He has over 340 issued US patents and is a Fellow of the: American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering, and the American Institute for Medicine and Biology in Engineering. Dr. Kroll is also a director of Haemonetics Corporation.

Judy Martz. Ms. Martz has served as a director of the Company since 2005. From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995, Ms. Martz served as state representative for U.S. Senator Conrad Burns.

Matthew R. McBrady Ph.D. Dr. McBrady has served as a director of the Company since 2001. From August 1998 through January 2000, Dr. McBrady served as an international economist with President Clinton’s Council of Economic Advisers and the United States Treasury Department. Dr. McBrady subsequently served as a professor of finance at the Wharton School of Business at the University of Pennsylvania (from September 2002 through May 2003) and at the Darden Graduate School of Business Administration at the University of Virginia (from May 2003 through December 2006). Dr. McBrady then worked as an investment professional with the North American Private Equity group at Bain Capital, LLC (from January 2007 through January 2011) prior to joining Silver Creek Capital Management, LLC as Managing Director of Strategic Investments in January 2011. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Masters and Ph.D. degree in Business Economics from Harvard University.

Vice Admiral (Ret) Richard H. Carmona M.D., M.P.H., F.A.C.S. Dr. Carmona has served as a director of the Company since 2007. Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and held that position through July 30, 2006. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff’s Department surgeon and deputy sheriff. He is currently employed as Vice Chairman of Canyon Ranch and CEO of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College, of the City University of New York, where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Master’s Degree in Public Health from the University of Arizona. Dr. Carmona is also a director of The Clorox Company.

Named Executive Officers

See above biographical information for Patrick W. Smith, who is also a named executive officer (“NEO”) of the Company.

Douglas E. Klint (62). Mr. Klint serves as our President and General Counsel. Mr. Klint joined the Company in December 2002 as Vice President, General Counsel and held that position through February 2010 at which time he was promoted to President and General Counsel. Mr. Klint previously served as Vice President and General Counsel of Zycad Corporation, a publicly traded high technology company located in St. Paul, MN and Menlo Park, CA from 1984 to 1998, and Vice President and General Counsel of Aspec Technology, a publicly traded semi-conductor IP company located in Sunnyvale, CA, from 1998 to 1999 at which time he was promoted to President and CEO and continued in that role through 2001. Mr. Klint has a Bachelor of Arts Degree in Economics and Business Administration from Gustavus Adolphus College, and a Juris Doctor Degree from William Mitchell College of Law, cum laude. He is admitted to the Minnesota State Bar and the Arizona State Bar.

Daniel M. Behrendt (48). Mr. Behrendt serves as our Chief Financial Officer. Mr. Behrendt joined the Company in May 2004 from Imperial Home Décor, after serving in a number of financial management positions for the Imperial Home Décor Group from 1998—2004, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally Senior Vice President and Chief Financial Officer. From 1995 to 1998, he served as the Manager of Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. From 1991 to 1995, he served as Manager, Business Planning and Analysis for PCC Airfoils, Inc. From 1988 to 1991, Mr. Behrendt was a Financial Analyst for the Power Generation Group of Babcock and Wilcox, and from 1986 to 1988, he worked as an auditor for Arthur Andersen in their Cleveland, Ohio office. Mr. Behrendt holds a B.S. degree in Accounting, cum laude, from Mount Union College, a Masters of Business Administration degree from The Weatherhead School of Management at Case Western Reserve University and is a Certified Public Accountant.

Jeffrey M. Kukowski (45). Mr. Kukowski serves as our Chief Marketing Officer and EVP, Sales. Mr. Kukowski joined the Company in June of 2010. Mr. Kukowski has previously served as Chief Executive Officer and Chief Marketeer for Sellit Social Commerce from 2009 to June 2010, Chief Operating Officer for Destinator Technologies (now Intrinsyc) from 2006 to 2009, Chief Solutions Officer for Cyclone Commerce (now Axway) from 1999 to 2005, and General Manager for RIMS (now Trizetto) from 1996 to 1999. As a co-founder of the Customer Retention Group in 1991, Mr. Kukowski has also worked for some of the leading technology companies in the world including Cognos (now IBM), Computer Associates, SPSS (now IBM) and others. Mr. Kukowski holds a B.A. degree in Economics from Northwestern University and a Masters of Business Administration from the University of Chicago.

Jason D. Droege (35). Mr. Droege serves as our General Manager of EVIDENCE.COM. Mr. Droege joined the Company in November of 2008 with responsibility for software engineering, data communication, datacenter operations and product development and was promoted to his current position in February 2012. Previously Mr. Droege was President of Gizmo5 Technologies (acquired by Google), Co-founder & President of The Back 9 Golf Co. and Co-founder & VP, Business Development of Scour.com (acquired by Centerspan Communications). Mr. Droege attended the University of California, Los Angeles where he majored in computer science.

Each NEO serves at the discretion of our Board of Directors and no officer is subject to an agreement that requires the officer to serve the Company for a specified number of years. With the exception of Mr. Droege, we have entered into employment-related agreements with each of our NEOs. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Executive Compensation – Employment Agreements and Other Arrangements.”

Board Leadership Structure

Thomas P. Smith, our co-founder, served as the Chairman of our Board of Directors until February 2012, when he retired and was replaced by Michael Garnreiter. Patrick W. Smith (brother of Thomas P. Smith), who is also a co-founder of the Company, serves as our CEO in addition to being a member of the Board of Directors. Although the Board previously believed that having Thomas P. Smith, a management director, serve as Chairman was the best leadership structure for the Company because of Mr. Smith’s roles as a co-founder and significant stockholder, upon his retirement, the Board determined that having a non-management director serve as Chair would be the best leadership structure for the Company going forward. The Board believes that Mr. Garnreiter is highly qualified to serve as our Chairman, and Patrick W. Smith continues to provide leadership to the Company in his capacity as our CEO. In addition, Judy Martz continues to serve as the Board’s lead independent director, utilizing her experience as Governor of the State of Montana to provide additional guidance and leadership to the Board and the Company.

Family Relationships

Thomas P. Smith and Patrick W. Smith are brothers. No other family relationships exist among the Company’s directors and executive officers.

Meetings of the Board of Directors

During the year ended December 31, 2012, the Board of Directors held five meetings. During 2012, each director attended at least 75% of all Board and applicable committee meetings.

Committees of the Board of Directors

The Board of Directors maintains a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Litigation Committee.

The following table summarizes the current membership of our standing Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2012:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Litigation Committee
Number of Meetings	8		1		1		—
Director
John S. Caldwell	X		X
Michael Garnreiter	X	*	X		X		X
Hadi Partovi			X
Mark Kroll							X
Judy Martz	X		X		X		X	*
Matthew R. McBrady	X		X	*	X		X
Richard Carmona	X				X	*	X

X	= Member
*	= Chair

The Audit Committee, established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; reviews with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with their review. The Report of the Audit Committee for the year ended December 31, 2012 is included in this Proxy Statement.

The Compensation Committee determines salaries, stock and bonus awards and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers, reviews and grants options under the Company’s compensation plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2012 is included in this Proxy Statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.

The Nominating and Corporate Governance Committee is charged with identifying qualified candidates for nomination for election to the Board of Directors and nominating such candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Nominating Committee will consider nominees recommended by stockholders. Stockholders that would like to recommend a candidate for nomination should submit such recommendations to the Chair of the Nominating and Corporate Governance Committee to the address set forth under the caption “Stockholder Communications with Directors.” While the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Committee strives to achieve a well-rounded balance of varying skill sets and backgrounds in the composition of the Board. When considering a potential director candidate, the Nominating and Corporate Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of business, engineering, medical, or law enforcement acumen. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees.

The Litigation Committee is responsible for reviewing and approving the settlement of certain litigation matters against the Company or its officers and directors to ensure the settlement is fair, reasonable and in the best interests of the Company’s stockholders. No member of the Litigation Committee was a named party in any pending litigation involving the Company.

The Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at http://investor.taser.com.

Skills and Qualifications of the Members of the Board of Directors

Each Company Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, the Board believes that each of the Company’s Board members brings to TASER a myriad of skills, education, experiences and qualifications that can be combined to benefit the Company and its stockholders. Set forth below is a description of the key skills, experiences and/or qualifications for each member of the Board.

•	John S. Caldwell. The Board believes that General Caldwell’s experience as a Lieutenant General in the U.S Army and Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology, brings to TASER extensive knowledge and insight in federal and military related matters. General Caldwell’s executive positions with several defense contract and government service companies have provided him with invaluable management and leadership experience which he brings to the Company.

•	Michael Garnreiter. The Board believes that Mr. Garnreiter, a CPA and former partner with Arthur Andersen, brings to the Board valuable skills and insight relating to financial and accounting matters. Mr. Garnreiter’s experience on the boards of Knight Transportation, Amtech Systems, IA Global Inc, and as managing director of Fenix Financial Forensics provides him ample experience with the corporate governance matters relating to public companies. Mr. Garnreiter has also served or led the audit committee of each of these firms giving him what the Board believes is expertise in accounting and financial matters relating to public companies.

•	Hadi Partovi. The Board believes that Mr. Partovi brings to the Board an in-depth knowledge and expertise related to software and internet-related business development.

•	Patrick W. Smith. The Board believes that Mr. Smith’s experience as co-founder of the Company gives him a unique perspective on the Company’s strategic direction and operations. The Board also believes that Mr. Smith provides a valuable link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefit of management’s perspective on the business.

•	Mark W. Kroll. The Board believes that Dr. Kroll provides valuable insight from his expertise in both electrical and biomedical engineering and cardiac medicine. Dr. Kroll is the named inventor on over 340 issued U.S. patents as well as numerous international patents and is a prolific inventor of medical devices. Mr. Kroll has served in various leadership positions at St. Jude Medical, Inc. and is a director of two other public companies, all of which the Board believes benefit the Company and its Board of Directors.

•	Judy Martz. As a former Governor of the State of Montana, Ms. Martz brings a wealth of political insight and leadership to the Board of Directors, particularly with respect to matters relating to federal and governmental contracting.

•	Matthew R. McBrady. The Board believes that Dr. McBrady possesses an exceptional background in finance and economics, evidenced by his service as a member of the staff of President Clinton’s Council of Economic Advisers and a variety of teaching positions including the Harvard Business School, the Wharton School of Business at the University of Pennsylvania and the Darden Graduate School of Business Administration at the University of Virginia.

•	Richard H. Carmona. The Board believes that Dr. Carmona’s experience as the former Surgeon General of the United States as well as his far reaching experiences in the emergency medical system, public health and family medicine as well as serving as a law enforcement officer, offers the Company a valuable perspective on matters relating to health, safety and medicine. In addition, Dr. Carmona serves on the Board of Directors of The Clorox Company, which the Board believes brings valuable insight about corporate governance matters relating to public companies.

Audit Committee Financial Experts

The Board of Directors has determined that Messrs. McBrady and Garnreiter, independent directors of the Company, are both audit committee financial experts within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Messrs. McBrady and Garnreiter is included in this Proxy Statement under the heading “Proposal One: Election of Directors—Directors”. The Board has also determined that each current member of the Audit Committee is financially literate under the current listing standards of NASDAQ.

Director Independence

As of the date of this Proxy Statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and that all of the members of our Board committees also meet any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence criteria. The following directors are currently deemed independent by the Board: John S. Caldwell, Michael Garnreiter, Judy Martz, Matthew R. McBrady, Richard H. Carmona and Hadi Partovi. Each of these directors is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and all are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations. Patrick W. Smith is not independent because he is an executive officer of the Company and Mark Kroll is not independent because he provides consulting services to the Company (see “Certain Relationships and Related Transactions – Consulting Services”).

Stockholder Communications with Directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chair, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, Arizona 85255. All stockholder communications will be forwarded to each individual member of the Board.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged by the Company to attend each annual meeting of stockholders if their schedules permit. Three of our directors attended the 2012 Annual Meeting of stockholders and a majority of the directors are expected to be in attendance at the 2013 Annual Meeting.

Code of Ethics

The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the Company’s internet website at http://investor.taser.com. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless otherwise required by NASDAQ rules to disclose such event on Form 8-K.

Board of Directors Role in Risk Oversight

The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Company’s executive management keeps the Board of Directors apprised by presenting results of the process to identify, assess, prioritize and address strategic, financial, operating, business, compliance, safety, reputational and other risks to the Company. Executive management meets with the Board of Directors on a quarterly basis to address high priority risks, and on an as-needed basis to evaluate and monitor emerging risks.

COMPENSATION OF DIRECTORS

Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Non-employee directors of the Company are paid $7,500 per quarter and are eligible to receive grants of options to acquire common stock under certain of the Company’s stock compensation plans. The Chair of the Board and the Chair of the Audit Committee receives an additional $2,500 per quarter, and the Chair of each of the Compensation, Litigation and Nominating and Governance Committees receives an additional $1,250 per quarter. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

New directors receive an initial grant of stock options equal to $150,000 in face value of the Company’s common stock underlying the stock options. Subsequent annual options grants through 2011 were equal to $100,000 in face value of the Company’s common stock underlying the stock options. The strike price of these grants is equal to the closing price reported by NASDAQ on the day before the grant date.

Beginning in 2012, the Company moved to restricted stock units (“RSUs”) for Board members with annual grants of $50,000 of Company stock vesting over three years. The annual RSU awards typically are granted on the date of the Company’s annual stockholder’s meeting.

2012 DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash		Stock Awards (1)	All Other Compensation (2)	Total
Michael Garnreiter	$47,500	(3)	$50,034	—	$97,534
John S. Caldwell	35,000		50,034	—	85,034
Hadi Partovi	30,000		50,034	—	80,034
Mark W. Kroll	32,500		50,034	172,511	255,045
Judy Martz	37,500		50,034	—	87,534
Matthew R. McBrady	35,000		50,034	—	85,034
Richard H. Carmona	35,000		50,034	—	85,034

(1)	Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director received an award of 9,300 RSUs on May 31, 2012. The awards vest in three equal installments on May 31, 2013, 2014, and 2015. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The following table shows equity-based awards granted in 2012, the grant date fair value of RSUs granted in 2012 as well as the aggregate number of outstanding RSU and option awards for the Company’s independent directors as of December 31, 2012.

	2012 Stock-based Awards
Name	Restricted Stock Units Granted	Grant Date	Grant Date Fair Value	Aggregate Restricted Stock Units Outstanding	Aggregate Options Outstanding
Michael Garnreiter	9,300	05/31/2012	$50,034	9,300	106,024
John S. Caldwell	9,300	05/31/2012	50,034	9,300	105,827
Hadi Partovi	9,300	05/31/2012	50,034	9,300	58,171
Mark W. Kroll	9,300	05/31/2012	50,034	9,300	114,894
Judy Martz	9,300	05/31/2012	50,034	9,300	150,894
Matthew R. McBrady	9,300	05/31/2012	50,034	9,300	209,894
Richard H. Carmona	9,300	05/31/2012	50,034	9,300	106,124

(2)	Other compensation for Dr. Kroll represents fees for consultancy services provided. See “Certain Relationships and Related Transactions – Consulting Services” below.
(3)	Mr. Garnreiter assumed the role of Chair of the Board of Directors in February 2012, however did not receive compensation for that role until the second quarter of 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not maintain a written related transaction policy. It is the Company’s policy, however, that all related party transactions will be reviewed by its Board of Directors and the Audit Committee. The Company’s policies are evidenced by the respective meeting minutes that document such reviews. Further, it is the policy of the Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

Aircraft Charter

The Company reimburses Thomas P. Smith, the former Chairman of the Company’s Board of Directors and brother of CEO, Patrick W. Smith, for business use of his personal aircraft. For the years ended December 31, 2012, 2011 and 2010, the Company incurred expenses of $0.0 million, $0.1 million and $0.2 million, respectively, to Thomas P. Smith. At December 31, 2012 and 2011, the Company had no outstanding payables due to Thomas P. Smith. Management believes that the rates charged by Thomas P. Smith are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.

TASER Foundation

In November 2004, the Company established the TASER Foundation. The TASER Foundation is an Internal Revenue Code Section 501(c)(3) non-profit corporation and has been granted tax exempt status by the IRS. The TASER Foundation’s mission is to honor the service and sacrifice of local and federal law enforcement officers in the United States and Canada lost in the line of duty by providing financial support to their families. Over half of the initial $1 million endowment was contributed directly by the Company’s employees. In September 2012, the Company transferred the administration and assets of the TASER Foundation to the International Association of Chiefs of Police. The assets transferred were $0.3 million. Previously, the Company bore all administrative costs of the TASER Foundation in order to ensure 100% of all donations were distributed to the families of fallen officers. For the years ended December 31, 2012, 2011 and 2010, the Company incurred $2,900, $5,000 and $0.1 million, respectively, in such administrative costs. For the years ended December 31, 2012, 2011 and 2010, the Company contributed $0 to the TASER Foundation.

Consulting Services

The Company engages Mark Kroll, a member of the Board of Directors, to provide consulting services. The expenses related to these services were $0.2 million for each of the years ended December 31, 2012, 2011 and 2010. At December 31, 2012 and 2011, the Company had accrued liabilities of approximately $6,000 and $12,000, respectively, related to these services.

Settlement Agreement

On May 15, 2009, Bruce and Donna Culver, husband and wife (the “Culvers”), and the Company, entered into a settlement and release agreement (the “Agreement”), the background and material terms of which are described below. Mr. Culver served as a director of the Company from January 1994 until his retirement on April 9, 2010.

In July 2000, the Culvers provided a loan to the Company in exchange for a promissory note and warrants to purchase 136,364 shares of the Company’s common stock for $0.55 per share. In October 2004, the Culvers exercised the warrants, and the Company issued them a Form 1099, which included the in-the-money value of the warrants as stock compensation based upon the advice of the Company’s then-current outside tax advisors. In 2007, the Culvers informed the Company that their personal tax advisors had determined that the 2004 Form 1099 was not the proper tax treatment for the transaction, and that the value of the warrants should not have been included as compensation because the warrants were issued in connection with the loan rather than services. The Company responded by issuing an amended Form 1099 excluding the value of the warrants, and the Culvers filed an amended 2004 federal tax return seeking a refund. The Culvers are also seeking a refund with respect to their 2004 California tax return.

The parties entered into the Agreement to settle any disputes that the Culvers might have with the Company in connection with the original Form 1099 that was issued in October 2004 and the Culvers’ resulting tax liability. Pursuant to the Agreement, the Company agreed to pay the Culvers $350,000 upon execution in exchange for a full release, which was recorded in sales, general and administrative expense for the year ended December 31, 2009. The Agreement also contains a claw-back provision, pursuant to which the Culvers agreed to pay to the Company the amount of any refund they receive from the Federal government and/or the State of California, up to the $350,000 amount of the settlement payment. The Culvers will be entitled to keep 100% of any refund(s) they receive in excess of $350,000. The Culvers received a refund from the Internal Revenue Service in February 2010 and they continue to seek a refund with respect to the State of California. The Company is working with the Culvers regarding the timing and the form of this payment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditors. The independent auditors report directly to the Audit Committee.

The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.

Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditors and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.

In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with Those Charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.”

The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto.

During fiscal year 2012, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.

In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2012.

March 8, 2013

The Audit Committee:

Michael Garnreiter, Chair

Matthew R. McBrady

John S. Caldwell

Judy Martz

Richard Carmona

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

EXECUTIVE COMPENSATION

Overview and Summary; Consideration of Prior Year Say on Pay Vote

TASER International, Inc. believes in competitive compensation aligned with the values, objectives and financial performance of the Company. In 2012, 2011 and 2010, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging, but achievable. For the year 2012, performance-based targets were achieved. In 2011 and 2010, the Company’s NEOs did not receive any non-equity incentive compensation as corporate profitability objectives were not met, although Mr. Kukowski received modest incentive compensation in 2011 pursuant to his sales commission program.

At the 2012 Annual Meeting, we presented to stockholders, for advisory approval, the Company’s executive compensation (“Say on Pay”). Of the 28,053,815 votes cast on the Say on Pay vote (including abstentions), 93% were favorable for our Say on Pay resolution. At the 2011 Annual Meeting, our stockholders approved our Say on Pay resolution by a favorable vote of approximately 72% of the votes cast (including abstentions).

In considering the 2011 year vote, our Compensation Committee conferred with management about the possible reasons the Company received an unfavorable vote on the 2011 Say on Pay proposal of approximately 28%. Based on discussions with certain investors and rating agencies, the Company believes that a significant portion of the “no” or “abstention” vote on the 2011 Say on Pay proposal related to the Company’s exchange of certain outstanding options at the end of 2010 and that the negative Say on Pay votes did not necessarily relate to the Company’s executive compensation program or levels in general.

The Company understands and acknowledges that certain investors did not agree with our decision to engage in the option exchange offer without first obtaining stockholder approval. After review of our equity incentive plans, the Company determined that stockholder approval was not required under the plans or under applicable NASDAQ listing standards because this offer did not constitute a repricing as defined by the plans or NASDAQ The TASER Board of Directors determined that it was in the best interests of the Company’s shareholders to authorize the stock option exchange program to increase the retentive and motivational value of certain then outstanding options that were significantly underwater because the Company believes that equity compensation is a key motivational aspect of our overall compensation program. The Company emphasizes that the option exchange program was not available for the Company’s executive officers or board members. Moreover, the option exchange program was structured such that the number of options received in the exchange was a reduced number to actual number of options tendered and that this reduction was greater the more out of the money the option was. This feature was designed with maintaining shareholder value and minimizing overall dilution in mind. Overall, the Company believes the stock option exchange program in 2010 was a success and was in the best interests of our shareholders.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and put into context the material elements of the disclosure which follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”).

Introduction and Objectives

Processes and Procedures for Considering and Determining Executive Compensation

The Compensation Committee (in this section, the “Committee”) assists the Board in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. During 2012, the Committee was composed of five independent directors, Judy Martz, Matthew R. McBrady, John S. Caldwell, Hadi Partovi and Michael Garnreiter.

The Committee met once in 2012. All Committee members were present for this meeting.

Two members of management, Patrick W. Smith, Chief Executive Officer (“CEO”) and Daniel M. Behrendt, Chief Financial Officer (“CFO”), attended portions of the meeting. The agenda for these meeting was determined by the Committee members prior to the meeting. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, these materials may include:

•	Financial reports;

•	Reports on levels of achievement of corporate performance objectives;

•	Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the executives pursuant to employment, severance and change of control agreements;

•	Summaries which show the executive officers’ total accumulated stock option holdings; and

•	Information regarding compensation paid by comparable companies identified in executive compensation surveys.

The Committee’s primarily responsibilities are to:

•	Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

•	Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

•	Review and approve the design of the compensation and benefit plans that pertain to directors, the CEO and other senior executive officers who report directly to the CEO;

•	Administer equity-based plans, including stock option plans;

•	Approve the material terms of all employment, severance and change of control agreements for NEOs;

•	Retain compensation consultants and firms as necessary or appropriate on an advisory basis to establish peer groups, benchmarking and targets for compensation related matters;

•	Recommend to the Board the compensation for Board members, such as retainers, committee fees, chair fees, stock awards and other similar items;

•	Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

•	Prepare the Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K filed with the SEC; and

•	Review and discuss with management the Compensation Discussion and Analysis and based on such review and discussion, recommend to the Board whether to include the Compensation Discussion and Analysis in the Annual Report on Form 10-K or in the proxy statement.

The Committee’s Charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Compensation Committee Charter is available on our website at http://investor.taser.com.

Role of Management and Consultants in Determining Executive Compensation

Our executive management supports the Committee in its work by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual performance-based compensation, and long-term equity compensation, which is then provided to the Committee for review and approval.

Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and the consultants report directly to the Committee. The Committee did not retain any external consulting services in 2012. Previously, in 2009, the Committee retained the services of an outside consultant to perform a review and analysis of the Company’s senior executive compensation program. Pearl Meyer & Partners (“Pearl Meyer”) performed a review of the compensation for our executive positions, including: base salaries, total cash compensation (salary plus bonuses), total direct compensation (total cash plus long-term incentives plus other annual compensation), and total remuneration (total direct compensation plus other annual compensation). The scope of Pearl Meyer’s review included reviewing a peer group of companies that it developed in its 2007 Compensation Study to compare the Company’s executive compensation to, based on the following criteria: revenue, enterprise value, and type of industry.

The Company utilized a service from Equilar, a compensation research firm, to provide peer executive compensation data for the years 2010 and 2011 for comparison purposes. The Company did not, however, receive advice from Equilar on how to set our executive compensation.

The Committee also evaluates compensation data and plan design information from national surveys and other public companies, including companies we consider to be our peers, which we discuss in more detail below.

Our Compensation Philosophy

The Committee is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.

Objectives of NEO compensation include:

•	Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

•	Promote a performance-oriented environment that encourages Company and individual achievement;

•	Reward NEOs for long-term strategic management and the enhancement of stockholder value;

•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

•	Align long-term management interests with those of stockholders, including long-term at-risk pay.

Any decision to materially increase compensation is based upon the factors listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Committee’s decisions regarding compensation for the CEO and each NEO are submitted to the other independent directors for ratification. The compensation policy is consistent for each NEO.

The Committee has not adopted any claw-back policies, nor does it have any security ownership guidelines and does not take into consideration amounts realized from prior compensation in determining current compensation for executive officers.

Peer Group

To ensure our compensation programs are at proper levels, the Committee compares our compensation elements and levels of pay to an industry peer group as well as broader market pay practices. Companies in the peer group were selected based upon the following criteria:

•	Similar to us in revenue, enterprise value, and type of industry with executive positions similar in breadth, complexity and scope of responsibility;

•	International operations; and

•	Compete with us for executive talent.

In 2009, Pearl Meyer established a peer group, which depleted over time as companies in this group ceased to exist as part of the normal business environment. Those companies that are still in business through 2012 were utilized as our peer group and consisted of the following companies: Acme Packet, Inc., Amerigon, Inc., Blue Coat Systems, Inc., Cephaid, Inc., Concur Technologies, Inc., Falconstor Software, Inc., J2 Global Communications, Inc., NuVasiv, Inc., Sigma Designs, Inc., Smith & Wesson Holding Corporation, Spectranetics Corporation, Ultimate Software Group, Inc., VASCO Data Security International, Inc., and Zoltek Companies, Inc. Pearl Meyer also compiled compensation data for the peer group from the companies’ public SEC filings.

Benchmarking

We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards. To establish total compensation for our NEOs, the Committee compares the total compensation of our NEOs against comparable companies’ pay practices and also considers recommendations from the CEO regarding those executives reporting directly to him. Based upon the analysis of the pay practices of our peer group and analysis provided by Pearl Meyer in 2009, the Committee believes that our annual salary compensation and long-term incentive compensation are generally lower than the median of our established peer group. Actual executive compensation in 2011, including salaries, incentive plans and long-term equity award values fell below the 50th percentile of peer group compensation for the CEO, CFO and President based on the last three years of data from Equilar.

It is the Committee’s intent that the total compensation for our NEOs be targeted at a level approaching the 75th percentile in relation to our established peer group and the Committee is working to ensure that over time our compensation becomes more consistent with the Committee’s goal of setting compensation. The Committee believes that targeting for this range will reflect competitive market pay practices and our current compensation philosophy, which balances our “pay for performance” strategy against our desire to offer competitive compensation with respect to our industry peer group, thus allowing us to attract and retain management talent.

Our Compensation Programs

The principal components of compensation for our NEOs consist of the following:

•	Annual Salary;

•	Annual performance-based incentive plans, comprised of:

•	cash incentive bonus; and

•	performance based stock awards; and

•	Long-term equity compensation.

The following table shows the composition of each NEO’s total target compensation for 2012 and 2013:

2012	Annual Salary		Target Incentive Compensation (1), (2)		Long-term Equity Compensation (2)		Total
Name	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith	$280,000	34.0%	$439,942	53.4%	$103,509	12.6%	$823,451
Daniel M. Behrendt	280,000	45.4%	232,909	37.8%	103,509	16.8%	616,418
Douglas E. Klint	280,000	45.4%	232,909	37.8%	103,509	16.8%	616,418
Jeffrey M. Kukowski (3)	220,000	58.9%	50,000	13.4%	103,509	27.7%	373,509
Jason D. Droege (3)	220,000	58.9%	50,000	13.4%	103,509	27.7%	373,509

2013	Annual Salary		Target Incentive Compensation (1), (2)		Long-term Equity Compensation (2)		Total
Name	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith	$280,000	28.6%	$450,004	45.9%	$250,320	25.5%	$980,324
Daniel M. Behrendt	280,000	37.1%	275,003	36.4%	200,256	26.5%	755,259
Douglas E. Klint	280,000	37.1%	275,003	36.4%	200,256	26.5%	755,259
Jeffrey M. Kukowski (3)	220,000	55.7%	74,998	19.0%	100,128	25.3%	395,126
Jason D. Droege (3)	220,000	52.4%	100,003	23.8%	100,128	23.8%	420,131

(1)	Presented at target levels, if actual performance exceeds or is lower than target, actual performance based-incentive awards will vary accordingly. See further discussion following under “Performance-based Incentive Plans.”
(2)	The value of the RSUs is based on the grant-date fair value.
(3)	Mr. Kukowski and Mr. Droege have the potential to earn commissions based on sales growth for the Company as is related to their positions. Mr. Kukowski has the potential to earn 0.5% on the consolidated sales growth up to 20%, and 0.66% for sales growth above 20% as measured against the prior fiscal year. Mr. Droege has the potential to earn 0.5% on the growth of Video segment sales. There is no target or maximum amount related to these commissions and potential commissions are not reflected in this table.

Annual Salary

The 2012 annual salaries of our NEOs are shown in the “Salary” column of the Summary Compensation Table in this Proxy Statement. Salaries for NEOs are reviewed on an annual basis, as well as at the time of a promotion or other changes in responsibilities.

Consistent with our goal for overall compensation, annual salary is targeted at about the 75th percentile of compensation paid to executives with similar levels of experience based on salary surveys of similarly sized companies in comparable industries. Individual executives may be paid higher or lower than this target pay at the discretion of the Committee depending on facts; such as, tenure with the Company, results of personal, department and corporate performance, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO, established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from peer group companies.

Based upon internal analysis of the peer group and national salary surveys, the Committee believes that our annual salary compensation has generally been lower than the median for our established peer group. The Committee considered this information, as well as suggestions from management, in evaluating annual salary levels. Effective, January 1, 2012, the base salaries of Patrick W. Smith, Douglas E. Klint and Daniel M. Behrendt were increased to $280,000 per year and Jeffrey M. Kukowski’s base salary was increased to $220,000 per year. Jason Droege was promoted to his position in February 2012 with an annual salary of $220,000. The 2013 base salaries for our NEOs remained at the 2012 levels.

Performance-based Incentive Plans

The objective of the annual incentive cash bonus plan and more recently, the use of equity-based awards in the form of RSUs (together “Performance-based Incentive Plans”), is to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with short-term financial results. The Committee believes the Performance-based Incentive Plans will contribute to the achievement of our goal to provide our stockholders with a competitive return on their investments over the long term. The Compensation Committee believes the performance criteria for the Performance-based Incentive Plans are challenging, but achievable.

During 2012, the Company began awarding certain executives their annual performance-based incentive compensation in the form of RSUs. For these executives, the Committee determined the dollar value of the target incentive to award to each NEO. That dollar value target for each NEO was then divided by the stock price on or near the date of grant to calculate the target number of RSUs that would be awarded at the various attainment levels. Generally, upon achievement of specified criteria for 2012, half the RSUs will vest in the February 2013, and the second half will vest, assuming such performance criteria was met, in February 2014, subject to continued employment. The Committee believes that combining annual performance metrics with a two-year service period for one half of the grant accomplishes two goals: aligning executive rewards with short-term financial results, and incentivizing executives to remain with the Company. The maximum number of RSUs that may be awarded is based on achievement of target metrics. Should actual performance metrics exceed targeted goals, executives will receive additional bonus in the form of cash.

The Committee establishes the annual performance measures and other terms and conditions of awards for NEOs early in the fiscal year. The following table depicts the 2012 performance criteria, targets, results, and respective weighting towards the performance-based incentives for the Company’s NEOs:

2012 Performance-Based Incentive Plans Metrics
			Plan A (1)	Plan B (2)	Plan C (3)	Plan D (4)
Metric	Target	Actual	Weight	Weight	Weight	Weight
Revenue (millions)	$106	$115	25%	14%	7%	15%
Modified Operating Income (millions) (6)	$14	$20	25%	14%	8%	15%
International Sales (millions)	$21	$21	10%	6%	5%	6%
Modified Operating Cash Flow (7)	20%	33%	10%	6%	5%	6%
All Other (5)	n/a	n/a	30%	60%	75%	58%
Actual Attainment/Plan Payout			115%	103%	77%	91%

(1)	NEOs compensated under this plan are Mr. Smith and Mr. Behrendt
(2)	Mr. Klint is the only NEO compensated under this plan.

(3)	Mr. Droege is the only NEO compensated under this plan.
(4)	Mr. Kukowski is the only NEO compensated under this plan.
(5)	“All Other” consists of individual metrics associated with the divisions each NEO is responsible for overseeing.
(6)	Modified as determined by the Committee
(7)	Modified cash flow expressed as a percentage of revenue as determined by the Committee.

Based on 2012 results, Mr. Smith, Mr. Klint and Mr. Behrendt earned 115%, 103% and 115% of their targeted incentive plan, respectively. As such, half of the performance-based RSUs awarded in 2012 vested in February 2013 and the remaining half will vest in February 2014, subject to continued employment. Mr. Smith, Mr. Klint and Mr. Behrendt were paid $63,750, $6,750 and $33,750 in cash bonuses, respectively, related to the portion of their 2012 incentive plans that was earned by exceeding target. These bonuses were paid in the first quarter of 2013. The target incentive compensation for Messrs. Smith, Behrendt and Klint is set forth under the section “Our Compensation Programs” presented previously.

Based on 2012 results, Mr. Kukowski earned 91% of his targeted bonus plan and received a cash bonus of approximately $45,500. Mr. Droege earned 77% of his targeted bonus and received a cash bonus of $38,500. Both bonuses were paid in the first quarter of 2013. In addition, Mr. Kukowski and Mr. Droege received additional compensation pursuant to their sales commissions programs, which totaled approximately $110,600 and $28,500, respectively.

For 2013, all NEOs will receive performance-based RSU grants instead of targeted cash bonuses. Assuming attainment of performance metrics, one-half of the RSUs will vest in February 2014 and the remaining half will vest in February 2015, subject to continued employment. The following table sets forth the performance-based RSU awards made to our NEOs in January 2013 and January 2012:

	2012 Awards		2013 Awards
Named Executive	Number of Performance- based RSUs Awarded	Grant Date Fair Value	Number of Performance- based RSUs Awarded	Grant Date Fair Value
Patrick W. Smith	83,008	$439,942	50,336	$450,004
Daniel M. Behrendt	43,945	232,909	30,761	275,003
Douglas E. Klint	43,945	232,909	30,761	275,003
Jeffrey M. Kukowski	—	—	8,389	74,998
Jason D. Droege	—	—	11,186	100,003

(1)	Mr. Kukowski and Mr. Droege received cash-based incentive compensation in 2012 and did not receive performance-based RSUs.

The Committee has the authority to cancel an award at its discretion. Historically, however, the Committee has not canceled a bonus for NEOs, nor has it generally awarded additional discretionary bonus amounts to NEOs.

Long-Term Equity Compensation

The Committee believes that equity-based compensation with multi-year vesting periods ensures that our NEOs will have a continuing stake in our long-term success. As such, the Committee has implemented, with Board and stockholder approval, the 2009 Stock Incentive Plan (the “2009 Plan”) that allows the Compensation Committee to grant stock-based awards to officers, and other key employees. The Committee believes the granting of such awards, which generally vest over a three-year service period, aligns those individuals’ interests with those of stockholders, motivates executives to make strategic long-term decisions, and better enables us to attract and retain capable directors and executive personnel.

In determining the total number of units to award to each NEO, the Compensation Committee considers, among other things, the strategic objectives of the Company over the next three years. The following table sets forth the service-based RSU awards made to our NEOs in January 2013 and January 2012:

	2012 Awards		2013 Awards
Named Executive	Number of Service-based RSUs Awarded	Grant Date Fair Value	Number of Service-based RSUs Awarded	Grant Date Fair Value
Patrick W. Smith	19,530	$103,509	28,000	$250,320
Daniel M. Behrendt	19,530	103,509	22,400	200,256
Douglas E. Klint	19,530	103,509	22,400	200,256
Jeffrey M. Kukowski	19,530	103,509	11,200	100,128
Jason D. Droege	19,530	103,509	11,200	100,128

In previous years, the Compensation Committee approved stock option awards to certain of our NEOs in keeping with the Committee’s goals to align the long-term interests of management with the Company’s stockholders. The Compensation Committee’s intention in making these awards was to incentivize performance for our executives over the current year and in subsequent years. The Compensation Committee further believes that the awards provide retention benefits even beyond the performance and vesting periods as the stock option awards remain exercisable for up to ten years following the date of grant, to the extent vested.

The following table sets forth information concerning all performance-based option awards which were either vested during the year or still have potential to vest. In determining the performance criteria for each NEO’s performance-based stock option award, the Compensation Committee considered, among other things, the strategic objectives of the Company and the executive’s ability to influence the performance criteria. The Compensation Committee believes that the performance targets relating to the performance criteria described below are challenging, but achievable.

Name	Grant Date	Options	Performance Criteria	Vesting Provisions	Vesting Status
Patrick W. Smith	12/22/2008	100,000	Specified annual sales level of new products introduced after 9/30/08.	Fully vested in January following the fiscal year in which criteria is achieved.	Criteria met in December 2012. Options vested January 2013

Patrick W. Smith	12/22/2008	100,000	Specified annual sales level of new products introduced after 9/30/08, subject to further contribution margin criteria.	Fully vested in January following the fiscal year in which criteria is achieved.	Options did not vest in 2012. Management expects the performance criteria to be met in 2013.

Patrick W. Smith	12/22/2008	100,000	Targeted annual operating income as a percentage of sales	Fully vested in January following the first fiscal year in which criteria is achieved.	Options did not vest in 2012. Management expects the performance criteria to be met in 2013.

Douglas E. Klint	12/22/2008	25,000	Complete risk management meetings with 25 top U.S. law enforcement agencies.	Fully vested in January following the fiscal year in which criteria is achieved.	Options did not vest in 2012. Management does not expect the performance criteria to be met.

Jason D. Droege (1)	11/17/2008	25,000	Specified annual sales level of specified Video segment products	Fully vested in January following the fiscal year in which criteria is achieved.	Options did not vest in 2012. Management expects the performance criteria to be met in 2013.

Jason D. Droege (1)	1/3/2011	8,000	Specified quarter margin contribution , in dollars, of specified Video Segment products, subject to further contribution margin criteria.	Fully vested in the month following the fiscal quarter in which criteria is achieved.	Options did not vest in 2012. Management expects the performance criteria to be met in 2013.

Jason D. Droege (1)	1/3/2011	9,000	Specified quarter margin contribution, in dollars, of specified Video Segment products, subject to further contribution margin criteria.	Fully vested in the month following the fiscal quarter in which criteria is achieved.	Options did not vest in 2012. Management expects the performance criteria to be met in 2014.

Jason D. Droege (1)	1/3/2011	8,000	Specific non-financial performance metric related to successful product integration.	Fully vested in the month following the achievement of the specified criteria.	Options did not vest in 2012. Management expects the performance criteria to be met in 2014.

(1)	Performance-based grants for Jason Droege were granted prior to his becoming an NEO.

With respect to Mr. Smith’s grants in 2008, the Committee considered the fact that Mr. Smith’s total compensation was below the Compensation Committee’s target range of the 50th to the 75th percentile of other CEOs in the Company’s peer group, according to the compensation study prepared by Pearl Meyer at the end of 2007. In fact, the Pearl Meyer study indicated that Mr. Smith’s total compensation was closer to the 25th percentile of other CEOs in the peer group. The Compensation Committee determined that Mr. Smith’s total compensation should be increased to the target range (i.e., between the 50th and the 75th percentiles of CEO compensation in the Company’s peer group). In discussions with the Board of Directors, Mr. Smith indicated that he preferred to receive any additional compensation that the Compensation Committee might award in the form of long-term equity awards versus cash awards. The Compensation Committee determined that increasing Mr. Smith’s total compensation through the use of such awards was the most effective way to achieve its goal of bringing Mr. Smith’s compensation in line with that of his peers, while also aligning his interests with those of our stockholders. Along those lines, the Committee determined that it was appropriate to make the vesting of half of the original 600,000 stock option grant subject to Mr. Smith’s achievement of certain performance goals, Due to the size of the award received in December 2008, Mr. Smith elected not to receive a grant in 2010 or 2011.

Employment Agreements and Other Arrangements

In 1998, the Company entered into an employment agreement with Patrick W. Smith. The agreement was for an initial three-year term ending June 30, 2001, and has been automatically renewed for additional two year terms since June 30, 2003 and will be automatically renewed every two years hereafter unless the Company gives him a one-year prior notice of termination, if the termination is without cause.

In December 2002, the Company entered into an employment agreement with Douglas E. Klint pursuant to which he agreed to serve as its General Counsel. In February 2010, Mr. Klint assumed the role of President and General Counsel.

In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer.

In November 2011, the Company entered into an employment agreement with Jeffrey M. Kukowski pursuant to which he agreed to serve as its Chief Marketing Officer.

The Company may terminate each of these officers with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, or a change in control of the Company. Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 18 months after termination of employment without cause or change in control of the Company. Should the Company terminate Patrick W. Smith, Daniel M. Behrendt or Douglas E. Klint without cause, or should executive’s employment with the Company end by reason of a change of control or upon the death or disability of the executive, the executive is entitled to severance compensation equal to two months days of salary in the event of for cause termination, 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability. Should the Company terminate Jeffrey M. Kukowski without cause, or should executive’s employment with the Company end by reason of a change of control or upon the death or disability of the executive, the executive is entitled to severance compensation equal to one month of salary in the event of for cause termination, three months of salary in the event of termination without cause, and six months of salary in the event of a change in control, death or disability. Upon a change of control any non-vested stock options previously granted are subject to accelerated vesting such that each NEO can immediately exercise any outstanding stock options. In addition, all non-vested RSUs would immediately vest and restrictions would lapse. The severance benefit amounts with respect to the above triggering events were determined based on competitive practices within peer group of companies. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain NEOs

The table below reflects the value of severance compensation that would be provided to each of the NEOs of the Company assuming the termination of such executive’s employment occurred on December 31, 2012.

Included is the intrinsic value of non-vested stock awards which would immediately vest upon change of control. The following table sets forth the intrinsic value for stock-based awards if there had been a change of control as of the close of business on the last day of fiscal 2012. The value of option acceleration is equal to the difference between the $8.94 closing market price of shares of the Company’s common stock on December 31, 2012 (the last trading day in fiscal 2012), and the weighted average exercise price of awards with an exercise price less than the market price times the number of share subject to such options that would accelerate. The value of restricted stock unit acceleration is equal to the $8.94 closing market price of share of the Company’s common stock on December 31, 2012, multiplied by the number of units that would accelerate.

Named Executive Officer	Voluntary Termination By Executive	For Cause Termination	Involuntary Not For Cause Termination	Change of Control (1)	Death or Disability
Patrick W. Smith	—	$46,667	$280,000	$2,733,690	$420,000
Daniel M. Behrendt	—	46,667	280,000	1,245,497	420,000
Douglas E. Klint	—	46,667	280,000	1,353,914	420,000
Jeffrey Kukowski	—	18,333	55,000	284,598	110,000
Jason Droege	—	—	—	455,225	—

(1)	Includes the intrinsic value of non-vested stock options which would immediately vest and become exercisable as well as the intrinsic value of non-vested RSUs which would immediately vest and restrictions would lapse.

Perquisites and Other Personal Benefits

We do not provide our NEOs with significant perquisites or other benefits, except for Company 401(k) partial matching contributions and health care benefits that are available to all employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1.0 million paid to the NEOs. This provision excludes certain forms of “performance-based compensation,” including stock options, from the compensation taken into account for purposes of that limit. The Committee believes that the performance-based incentive plans are “performance-based” within the meaning of Section 162(m). The Committee believes that it is desirable for executive compensation to be fully tax deductible. However, whenever the Committee’s judgment would be consistent with the objectives for which compensation is paid, we will compensate our NEOs fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the this Proxy Statement.

            The Compensation Committee:

                         Matthew R. McBrady, Chair

                         Judy Martz

                         John S. Caldwell

                         Michael Garnreiter

                         Hadi Partovi

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2012, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation (4)	Total ($)
Patrick W. Smith	2012	280,000		—	543,451	—	63,750	11,600	898,801
Chief Executive Officer	2011	265,000		—	—	—	—	11,344	276,344
	2010	265,000		—	—	—	—	12,115	277,115
Thomas P. Smith (7)	2012	265,000		—	—	—	—	11,517	276,517
Former Chairman of the Board	2011	265,000		—	—	110,800	—	11,344	387,144
	2010	265,000		—	—	573,000	—	11,344	849,344
Daniel M. Behrendt	2012	280,000		—	336,418	—	33,750	11,600	661,768
Chief Financial Officer	2011	255,000		—	—	166,200	—	11,600	432,800
	2010	259,904	(5)	25,000	—	100,275	—	10,496	395,675
Douglas E. Klint	2012	280,000		—	336,418	—	6,750	*	623,168
President, General Counsel	2011	255,000		—	—	166,200	—	*	421,200
	2010	289,328	(5)	—	—	214,875	—	—	504,203
Jeffrey M. Kukowski (6)	2012	220,000		—	103,509	—	156,105	11,858	491,472
Chief Marketing Officer	2011	200,000		—	—	—	23,574	*	223,574
Jason D. Droege (6)	2012	220,000		—	103,509	—	67,027	*	390,536
General Manager of EVIDENCE.COM

Less than $10,000 is denoted by *

(1)	In 2010, Daniel Behrendt received a discretionary bonus of $25,000.
(2)	The amounts in this column reflect the aggregate grant date fair value for RSUs computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2012 is included in footnote 1q to our financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC.
(3)	In 2012, the Company’s NEOs received non-equity incentive compensation tied to Company objectives around sales and other operating profitability measures. Messrs. Smith, Klint and Behrendt earned cash bonuses related to the portion of their 2012 incentive plans that was earned by exceeding target, with the amount of the incentive up to the target level to be awarded in the form of restricted stock units. In 2011, Jeff Kukowski received non-equity compensation related to sales commissions; however, the rest of the Company’s NEOs did not receive non-equity incentive compensation as corporate profitability objectives were not met.
(4)	Other compensation consists of 401(k) and Health Savings Account matching.
(5)	The 2010 salary amounts for Daniel Behrendt and Doug Klint include $4,904 and $34,328, respectively, related to cash payments made in lieu of paid time off.
(6)	In November 2011, Jeffrey Kukowski assumed the role of Chief Marketing Officer. In February 2012, Jason Droege assumed the role of General Manager of EVIDENCE.COM.
(7)	In February 2012, Thomas P. Smith retired from the role of Chairman of the Board although he continues to work for the Company under an employment contract. The table reflects compensation paid for the full year in which he was an NEO of the Company.

2012 GRANTS OF PLAN-BASED AWARDS

The following table shows information about awards made under various compensation plans during 2012:

														All other
														stock
														awards:	Grant date
														Number of	fair value
		Estimated future payouts under						Estimated future payouts under						shares	of stock
		non-equity incentive plan awards						equity incentive awards						of stock	and option
		Threshold		Target		Maximum		Threshold		Target		Maximum		or units (2)	awards (3)
Name	Grant Date	($)		($)		($) (4)		(#)		(#)		(#) (4)		(#)	($)
Patrick W. Smith	1/3/2012	—		—		—		—		—		—		19,530	103,509
	1/3/2012	—	(1)	—	(1)	—	(1)	2,075	(1)	83,008	(1)	83,008	(1)	—	439,942
Daniel M. Behrendt	1/3/2012	—		—		—		—		—		—		19,530	103,509
	1/3/2012	—	(1)	—	(1)	—	(1)	1,099	(1)	43,945	(1)	43,945	(1)	—	232,909
Douglas E. Klint	1/3/2012	—		—		—		—		—		—		19,530	103,509
	1/3/2012	—	(1)	—	(1)	—	(1)	659	(1)	43,945	(1)	43,945	(1)	—	232,909
Jeffrey M. Kukowski	1/3/2012	—		—		—		—		—		—		19,530	103,509
		750		50,000		50,000		—	(5)	—	(5)	—	(5)	—	—
Jason D. Droege	1/3/2012	—		—		—		—		—		—		19,530	103,509
		1,250		50,000		50,000		—	(5)	—	(5)	—	(5)	—	—

(1)	Represents the threshold and target number of performance-based RSUs awarded in January 2012. Upon meeting performance criteria one-half vest in February 2013 and the second half vest in February 2014, subject to continued employment. The maximum number of RSUs that may be awarded equals target. Should actual performance exceed the target award level, executives are entitled to receive additional bonus in the form of cash. Such additional cash incentive awards earned in 2012 are reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table presented previously.
(2)	RSUs granted vest ratably over a period of three years from the grant date.
(3)	Grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant.
(4)	The maximum future payouts are presented at target. However, because both equity and non-equity incentive plans are tied to metrics such as sales growth and other operating results, the Company does not set a cap on the maximum amount that can be paid under the plans for NEOs.
(5)	Mr. Kukowski and Mr. Droege received cash-based incentive compensation in 2012 and did not receive performance-based RSUs.

2012 OPTION EXERCISES AND STOCK VESTED

There were no exercises of options by NEOs in the year ended December 31, 2012, nor were any stock awards acquired upon vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

The following table includes certain information with respect to outstanding options previously awarded to the NEOs as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unxercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Patrick W. Smith	270,000	—		—		7.22	01/07/2014
	6,068	—		—		18.77	10/01/2014
	74,100	—		—		8.81	04/20/2015
	58,962	—		—		10.29	05/25/2017
	68,828	—		—		7.13	05/28/2018
	88,104	—		—		5.57	08/11/2018
	300,000	—		300,000	(2)	4.75	12/22/2018
								19,530	(6)	174,598
								83,008	(7)	742,092
Daniel M. Behrendt	60,000	—		—		17.12	04/26/2014
	10,000	—		—		13.88	08/30/2014
	5,518	—		—		18.77	10/01/2014
	101,600	—		—		8.81	04/20/2015
	56,604	—		—		10.29	05/25/2017
	66,230	—		—		7.13	05/28/2018
	59,346	—		—		5.57	08/11/2018
	110,000	—		—		4.75	12/22/2018
	34,027	973	(1)	—		5.64	01/29/2020
	47,920	27,080	(3)			4.70	01/03/2021
								19,530	(6)	174,598
								43,945	(7)	392,868
Douglas E. Klint	25,000	—		—		7.22	01/07/2014
	4,854	—		—		18.77	10/01/2014
	47,100	—		—		8.81	04/20/2015
	56,604	—		—		10.29	05/25/2017
	66,230	—		—		7.13	05/28/2018
	59,346	—		—		5.57	08/11/2018
	85,000	—		25,000	(2)	4.75	12/22/2018
	72,916	2,084	(1)	—		5.64	01/29/2020
	47,920	27,080	(3)	—		4.70	01/03/2021
								19,530	(6)	174,598
								43,945	(7)	392,868
Jeffrey M. Kukowski	31,245	18,755	(4)	—		4.32	06/03/2020
	37,501	12,499	(5)	—		3.88	09/17/2020
								19,530	(6)	174,598
Jason D. Droege	2,226	—		—		3.53	11/17/2018
	—	—		25,000	(2)	3.53	11/17/2018
	7,500	—		—		4.75	12/22/2018
	11,666	334	(1)	—		5.64	01/29/2020
	15,973	9,027	(3)	25,000	(2)	4.70	01/03/2021
								19,530	(6)	174,598

(1)	These options vest ratably on a monthly basis over the requisite service period and become fully exercisable in January 2013.
(2)	The options vest upon successful completion of certain performance based measures. Reference is made to the “Executive Compensation—Long-Term Incentive Compensation” section above for further information about these options.
(3)	These options vest ratably on a monthly basis over a three year period and become fully exercisable in January 2014.

(4)	These options vest ratably on a monthly basis over a four year period and become fully exercisable in June 2014.
(5)	These options vest ratably on a monthly basis over a three year period and become fully exercisable in September 2013.
(6)	These stock awards vest at annual intervals over a three year period and become fully vested in February 2015.
(7)	These stock awards are performance-based. One half of this award vested in February 2013 and one half will vest in February 2014. Reference is made to the “Executive Compensation – Performance-based Compensation Plans” section above for further information about these awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as of March 25, 2013, with respect to beneficial ownership of the Company’s Common Stock by each current director or nominee for director, by each NEO currently employed by the Company, by all directors and NEOs as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name and Address Of Beneficial Owner (1)	Shares Owned	Shares Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
The Vanguard Group, Inco (5)	3,355,974	n/a	3,355,974	6.4%
BlackRock, Inc. (4)	2,895,430	n/a	2,895,430	5.5%
Patrick W. Smith	1,123,714	966,062	2,089,776	3.9%
Mark W. Kroll	20,833	92,530	113,363	*
Matthew R. McBrady	—	92,530	92,530	*
Judy Martz	—	128,530	128,530	*
John S. Caldwell	4,000	83,463	87,463	*
Richard H. Carmona	—	83,760	83,760	*
Michael Garnreiter	—	83,660	83,660	*
Hadi Partovi	159,300	34,450	193,750	*
Daniel M. Behrendt	28,924	562,633	591,557	1.1%
Douglas E. Klint	18,923	477,469	496,392	*
Jeffrey M. Kukowski	17,078	78,467	95,545	*
Jason D. Droege	31,530	41,171	72,701	*
All directors and executive officers as a group (12 persons)	1,404,302	2,724,725	4,129,027	7.5%

*	Less than 1%
(1)	Except as noted in Notes 4 and 5 below, the address of each of the persons listed is c/o TASER International, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.
(2)	Reflects the number of shares that could be purchased by exercise of options exercisable at March 25, 2013, or within 60 days thereafter under the Company’s stock option plans.
(3)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of March 25, 2013, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.
(4)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(5)	The address of The Vanguard Group, Inc is 100 Vanguard Blvd, Malvern, PA 19355.

(6)	Thomas P. Smith, brother of Patrick W. Smith, is the former Chair of the Board and co-founder of the Company. As of his last Form 4 filing with the SEC on November 14, 2011, Tom Smith reported ownership of 221,081 shares. In addition, Mr. Smith holds options to acquire 786,072 shares of TASER stock that are exercisable within 60 days of March 25, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s NEOs and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. NEOs, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2012.

PROPOSAL TWO:

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say on Pay”):

RESOLVED, that the stockholders of TASER International, Inc. hereby approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis and compensation tables (and accompanying narrative disclosures) set forth in this proxy statement.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to: attract and retain talent, link annual incentive compensation to our financial results produced during year, and link long term compensation in the form of stock awards to Company performance and enhancement of stockholder value. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2012, please refer to the Compensation Discussion and Analysis. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures), provide additional information about the compensation that we paid to our NEOs in 2012.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above regarding the compensation of our named executive officers.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2013. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our stockholders on our independent auditors.

If the stockholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.

If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2013 will stand, unless the Audit Committee finds other good reason for making a change.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2013.

Audit and Non-Audit Fees

The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2012 and 2011.

	2012	2011
Audit fees	$682,233	617,529
Audit-Related Fees	—	—
Tax Fees	97,355	133,533

	$779,588	751,062

Audit Fees: Consists of fees billed for professional services rendered for the audit of TASER International Inc.’s financial statements, fees billed related to Sarbanes-Oxley 404 review and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees.

Tax Fees: Consists of fees billed principally for services provided in connection with worldwide tax planning and compliance services, research and development tax credit studies, expatriate tax services, and assistance with tax audits and appeals.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

•	Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, comfort letters, and services associated with SEC registration statements, periodic reports, SEC reviews and other documents filed with the SEC or other documents issued in connection with securities offerings.

•	Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

•	Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.

Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services

Except for the limited circumstances set forth below, the Audit Committee has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. In addition, any proposed engagement of the independent registered public accounting firm for services that are not pre-approved audit-related and tax consulting services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chair of the Audit Committee, or, if the Chair is unavailable, another member of the Audit Committee. The Company’s CFO has the authority to engage the Company’s outside auditing and tax preparation firms for amounts less than $5,000. All of the audit–related fees, tax fees and all other fees in 2012 were approved by the Audit Committee.

PROPOSAL FOUR:

APPROVAL OF THE TASER INTERNATIONAL, INC. 2013 STOCK INCENTIVE PLAN

General Information

On March 31, 2009, the Board adopted, subject to stockholder approval, the TASER International, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan was approved by the Company’s stockholders at the Company’s 2009 Annual Meeting. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance shares, performance share units, and stock appreciation rights. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1.0 million limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Tax Code”).

On February 25, 2013, the Board adopted, subject to stockholder approval, the TASER International, Inc. 2013 Stock Incentive Plan (the “2013 Plan”). The 2013 Plan is designed to provide additional shares for the Company to award stock-based compensation grants. The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash. The 2013 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1.0 million limitation on the deduction of compensation imposed by Section 162(m) of the Tax Code.

The stockholders of the Company are being asked to approve the 2013 Stock Incentive Plan to provide compensation and incentives to our eligible employees. We believe that our future success depends heavily on our ability to attract, motivate and retain high quality employees. Equity is a key component to our total compensation package and closely aligns the employee’s interests with those of our stockholders.

The 2009 Plan reserved a total of 1,000,000 shares of common stock plus (i) the number of shares of stock remaining available for grant pursuant to the 2004 Plan as of the effective date, and (ii) the number of shares of stock that were previously granted pursuant to 2004 Plan that either terminate, expire, or lapse for any reason after the effective date were reserved for issuance under the 2009 Plan. Subsequent to the stockholder approval of our 2009 Plan and through March 25, 2013, we have granted performance vested and time vested stock options and restricted stock units representing 3,040,706 of the shares (net of forfeitures) authorized under the plan. As of March 25, 2013, there are 761,455, authorized shares remaining which are available for grant. We believe there is not a sufficient number of available shares for us to continue our program of equity grants, which we believe align employee and shareholder interests. In addition, as we move further into the software technology space with our EVIDENCE.COM product, we are competing for talent with software companies that utilize equity as a large component of their total compensation packages. If the Company does not have the ability to offer an equity component of compensation it may not be able to attract and retain the talent needed to make the software part of its business a success. Moreover, if the Company had to move away from offering equity compensation, it would likely have to increase its cash compensation to remain competitive.

Since the 2009 Plan was approved by stockholders, annual sales have grown from $92.8 million in 2008 to $114.8 million in 2012. From a dilution perspective, we ask the shareholders to consider that the number of shares that would be authorized under the 2013 Plan represents less than 15% of the shares repurchased by the Company and returned to our treasury since 2009. Investing in our people has been critical to our historic success, and will be key as we continue to build a world-class team.

The following is a summary of the material terms of the 2013 Plan that may be of importance to you. Please note that the 2013 Plan, consistent with Risk Metrics’ guidelines, prohibits the following: (i) the repricing of stock options without shareholder approval, (ii) the grant of stock options with a discounted exercise price, and (iii) the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations. The summary is qualified by reference to the full text of the 2013 Plan, which is attached to this proxy statement as Appendix A. The Company’s Board of Directors, CEO, CFO, President/General Counsel, Chief Marketing Officer and General Manager of EVIDENCE.COM, have an interest in this proposal as they may receive awards under the 2013 Plan.

Summary of Plan Features

Purpose

The Board believes that the 2013 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders. The Board also believes that the 2013 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

Administration

The 2013 Plan will be administered by the Compensation Committee or such other committee as may be designated by the Board. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “outside director” as defined in Section 162(m) of the Tax Code. The Compensation Committee, by majority action, is authorized to interpret the 2013 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2013 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2013 Plan, to the extent they are not inconsistent with the 2013 Plan.

The Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2013 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price or exercise price, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2013 Plan to individuals who are not subject to Section 16 of the Exchange Act or who are or may become “covered employees” under Section 162(m) of the Tax Code.

In the case of non-employee director option grants, the Board, and not the Compensation Committee, shall have the authority to select participants who are entitled to receive grants under the 2013 Plan, the times when options shall be granted, the number of options, the exercise price of such options, if any, the period(s) during which such options shall be exercisable (whether in whole or in part), the restrictions applicable to such awards, and the form of each option agreement.

The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2013 Plan and the listing requirements of the NASDAQ. The Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture provisions of any performance-based awards (as defined below). The Compensation Committee also will be prohibited from repricing any previously granted options or stock appreciation rights without first obtaining stockholder approval.

Stock Subject to 2013 Plan

The total number of shares of common stock reserved under the 2013 Plan is 1,600,000 shares, plus (i) the number of shares of Stock that were authorized but unissued under the 2009 Plan as of the effective date of the 2013 Plan, and (ii) the number of shares of Stock that were previously granted under the 2009 Plan and that either terminate, expire or lapse for any reason after the effective date of the 2013 Plan. Subject to the express provisions of the 2013 Plan, if any award granted under the 2013 Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2013 Plan. The exercise of a stock-settled RSU, SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2013 Plan by the entire number of shares of stock subject to that RSU, SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2013 Plan.

The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 500,000 shares. As of March 25, 2013, the closing price of the Company’s stock on the NASDAQ was $8.02 per share.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2013 Plan. Persons eligible to receive director options under the 2013 Plan include all non-employee directors of the Company.

Awards Available Under the 2013 Plan

The following types of awards may be granted pursuant to the 2013 Plan: incentive stock options, nonqualified stock options, stock appreciation rights (“SAR”), restricted stock, restricted stock units, performance shares, performance share units, stock grants and stock units.

Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2013 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2013 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.

Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2013 Plan. A SAR gives the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Restricted Stock. The Compensation Committee may grant restricted stock under the 2013 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, participants holding restricted stock may, if permitted by the Compensation Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Compensation Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award as described below.

Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2013 Plan. A restricted stock unit award gives the participant the right to receive common stock in the future. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no voting rights with respect to the shares of stock subject to their restricted stock units award.

Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares. The Compensation Committee also may grant performance share awards under the 2013 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2013 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance Cash. The Compensation Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. Unless otherwise provided in an award agreement, the performance period shall be one year. The Committee, in its discretion, may prescribe a shorter (but not less than six months) or longer performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award. The 2013 Plan specifies each participant’s rights with respect to performance cash awards in the event of a termination of employment.

Performance-Based Awards. When the Compensation Committee grants options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, it may designate the award as a performance-based award. Options and SARs granted pursuant to the 2013 Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code. Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code (as described above). Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Compensation Committee may, in its discretion, grant awards under the 2013 Plan to covered employees that do not qualify for the exception.

The payment of options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes, earnings before interest, taxes, depreciation, and amortization, pre- or after-tax net earnings, sales growth including new product introductions, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of stock, sales and bookings of the video segment; upgrade statistics for CEW segment; international sales, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate or the performance of an individual. Performance goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The performance criteria and other related aspects of the 2013 Plan will be subject to stockholder approval again in 2018 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2013 Plan.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 300,000 shares of common stock or the equivalent cash value.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2013 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards. In addition, except as otherwise provided in the 2013 Plan, the minimum tenure-based vesting period for restricted stock and restricted stock units is three years.

Change in Control

In the event of a participant’s termination of employment without “cause” or “good reason” (as those terms are defined in the 2013 Plan), within one year following a change in control, all awards shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2013 Plan. Unless otherwise determined by the Compensation Committee, no award granted under the 2013 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2013 Plan), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2013 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2013 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Tax Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Tax Code.

Amendment, Modification and Termination of 2013 Plan

Subject to the Board’s right to amend or terminate the 2013 Plan at any time, the 2013 Plan will remain in effect until all awards issued under the 2013 Plan expire, terminate, are exercised or are paid in full in accordance with the 2013 Plan provisions and any award agreement. However, no award may be granted under the 2013 Plan after the tenth anniversary of the date the 2013 Plan is approved by the Company’s stockholders.

The Board has discretion to terminate, amend or modify the 2013 Plan. Any such action of the Board is subject to the approval of the stockholders to the extent required by the 2013 Plan, law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee or the CEO the authority to approve non-substantive amendments to the 2013 Plan. Except as otherwise provided in the 2013 Plan, neither the Board, the CEO, nor the Compensation Committee may do any of the following without stockholder approval: reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the 2013 Plan; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options; or cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Company and its affiliates will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2013 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company and its affiliates will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect on March 31, 2013. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2013 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2013 Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1.0 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

New Plan Benefits Table

The following table provides information with respect to benefits received by or allocated to the following individuals or groups under the proposal to adopt the 2013 Plan.

Name and Position	TASER International, Inc. 2013 Stock Incentive Plan
	Dollar Value	Number of Shares Underlying Awards Under the 2013 Plan
CEO and Other Individuals Named in Summary Compensation Table	*	Aggregate of 1,600,000 for all participants
Executive Officer Group	*	Aggregate of 1,600,000 for all participants
Non-Executive Officer Employee and Consultant Group	*	Aggregate of 1,600,000 for all participants
Non-Employee Director Group	*	Aggregate of 1,600,000 for all participants

*	Benefits under the 2013 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefit that will be received by 2013 Plan participants. In 2012, however, the following restricted stock units were awarded under the 2009 Plan.

CEO and Other Individuals Named in Summary Compensation Table:

Name and Position	Options
	Number	FMV on Grant Date
Patrick W. Smith Chief Executive Officer	102,538	543,451
Daniel M. Behrendt Chief Financial Officer	63,475	336,418
Douglas E. Klint President, General Counsel	63,475	336,418
Jeffrey M. Kukowski Chief Marketing Officer	19,530	103,509
Jason D. Droege General Manager of EVIDENCE.COM	19,530	103,509

Current Executive Officers as a group: During 2012 this group, which consisted of 5 members, received a total of 268,548 RSUs

All current non-employee directors as a group: During 2012 this group, which consisted of 7 members, received a total of 65,100 RSUs

All employees, including all current officers who are not executive officers as a group: During 2012, this group, which consisted of 89 members, received a total of 379,500 RSUs

The following table provides information about our equity compensation plans at December 31, 2012:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Under Equity Compensation Plans for Future Issuance
Equity compensation plans approved by security holders	6,903,288	$6.05	1,368,912
Equity compensation plans not approved by security holders	—		—

Total	6,903,288	$6.05	1,368,912

(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restructed stock units which have no exercise price.

Recommendation of the Board

The affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends that the stockholders vote FOR approving the adoption of the TASER International, Inc. 2013 Stock Incentive Plan.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this Proxy Statement about our compensation structure and programs and our intentions with respect thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect TASER’s business, particularly those mentioned under the heading “Risk Factors” in TASER’s Annual Report on Form 10-K that accompanies this proxy statement, and in the periodic reports that TASER files with the SEC on Form 10-Q and Form 8-K.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for the 2014 annual meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 4, 2013 by the Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.

Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before the 2014 annual meeting of stockholders by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing no later than 60 days before the annual meeting of stockholders or (if later) ten days after the first public notice of the meeting is sent to stockholders.

The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of Common Stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of Common Stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.

The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (800) 978-2737, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

A copy of the Company’s 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013

The proxy materials for the Company’s annual meeting of stockholders, including the 2012 annual report and this proxy statement, are available over the Internet by accessing the Investor Relations page of the Company’s Internet website at investor.taser.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT

Douglas E. Klint

Corporate Secretary

April 3, 2013

APPENDIX A

TASER INTERNATIONAL, INC.

2013 STOCK INCENTIVE PLAN

EFFECTIVE DATE: May 23, 2013

APPROVED BY STOCKHOLDERS: May 23, 2013

TERMINATION DATE: May 23, 2023

SECTION 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1 ESTABLISHMENT. Taser International, Inc., a Delaware corporation (the “Company”), hereby establishes the Taser International, Inc. 2013 Stock Incentive Plan (the “Plan”). The Plan supersedes and replaces the Taser International, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). No awards will be made pursuant to the 2009 Plan on or after the date the Plan is approved by the stockholders; provided, however, that the 2009 Plan shall remain in effect until all awards granted under the 2009 Plan have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Share Units, and Performance Cash. The Plan also permits the grant of Awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.

1.3 EFFECTIVE DATE. The Plan will become effective on the date it is approved by the Board (the “Effective Date”), but is subject to the approval of the Company’s stockholders at the Company’s 2013 Annual Meeting. Any Awards granted under the Plan after the Effective Date, but prior to stockholder approval, shall be expressly conditioned upon stockholder approval.

1.4 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.

2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1 GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all Employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate, as determined by the Committee. Director Options awarded pursuant to Section 12 of the Plan shall be granted only to Participants who are Non-Employee Directors of the Company. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

3.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award; provided, however, that the Board shall select those Participants eligible to receive Director Options pursuant to Section 12.

SECTION 4

ADMINISTRATION

4.1 GENERAL. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2 COMMITTEE RESPONSIBILITIES. Except in the case of Director Options awarded pursuant to Section 12, the Committee shall have the authority to: (i) designate the Participants who are entitled to receive Awards under the Plan; (ii) determine the types of Awards and the times when Awards shall be granted; (iii) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (iv) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Performance-Based Award; (v) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (vi) prescribe the form of each Award Agreement, which need not be the same for each Participant; (vii) decide all other matters that must be determined in connection with an Award; (xiii) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (ix) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan.

4.3 DECISIONS FINAL. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

4.4 DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become Covered Employees or employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.

SECTION 5

SHARES AVAILABLE FOR GRANT

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,600,000, plus (i) the number of shares of Stock that were authorized but unissued under the 2009 Plan as of the Effective Date, and (ii) the number of shares of Stock that were previously granted under the 2009 Plan and that either terminate, expire or lapse for any reason after the Effective Date. The number of shares of Stock available for grant shall be reduced by one share for each share subject to Awards granted under this Plan (or the 2009 Plan) on or after the Effective Date. As provided in Section 1.1, no Awards will be made pursuant to the 2009 Plan on or after the date the Plan is approved by the stockholders. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized by unissued Stock or treasury Stock or Stock purchased on the open market.

5.2 AWARD LIMITS. The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be 1,600,000. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be granted to any one Participant during any calendar year with respect to one or more Awards shall be 500,000. The maximum Performance Cash Award payable for any one year Performance Period to any one Participant is $1,500,000. If the Performance Period is less than or exceeds one year, the dollar limit expressed in the preceding sentence shall be reduced or increased proportionately, as the case may be.

5.3 SHARE COUNTING. The following rules shall apply for purposes of determining the number of shares of Stock available for grant under the Plan:

(a) In the event any Award granted under the Plan, or any award outstanding under the 2009 Plan, on or after the Effective Date, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award will again be available for grant.

(b) If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the number of shares available for grant pursuant to Section 5.1. If any Award may be settled in cash or Stock, the rules set forth in Section 5.3(a) shall apply until the Award is settled, at which time, the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1 but only if the Award is settled in cash.

(c) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant under Section 5.1.

(e) If the provisions of this Section 5.3 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.3, but only as this Section 5.3 relates to Incentive Stock Options.

(f) The Committee may adoption such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1

5.4 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall, in its sole discretion, and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (i) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (ii) the number of shares of Stock set forth in Section 5.2, and any other similar numeric limit expressed in the Plan; (iii) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (iv) subject to the limitations imposed on Performance-Based Awards, the performance targets or other goals appropriate to any outstanding Awards; or (v) any other terms of an Award that are affected by the event. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 5.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

5.5 REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock reserved under this Plan under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

5.6 FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share

5.7

SECTION 6

STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Options may be granted in such amounts, and subject to such conditions, as the Committee shall determine; provided, however, that unless otherwise specified in an Award Agreement, Options are subject to the following terms and conditions:

(a) Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(c) Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth anniversary the Grant Date.

(d) Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.

(e) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Grant Date. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(f) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

6.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a) Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten years from the Grant Date

(c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(i) The Incentive Stock Option shall lapse ten years from the Grant Date, unless an earlier time is set in the Award Agreement;

(ii) The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(iii) If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(f) Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

(g) Limitation on Number of Shares Subject to Awards. The maximum number of shares of Stock that may be issued as Incentive Stock Options is the numeric limit set forth in Section 5.2.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are subject to the following terms and conditions:

(a) Base value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

(c) Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth anniversary the Grant Date.

(d) Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Grant Date; by (b) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Grant Date. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.

(f) Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

SECTION 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee; provided however, except as provided in Section 14.8, the minimum vesting period for Restricted Stock Awards shall be pro rata over three years in the case of tenure Restricted Stock Awards. Restricted Stock Awards are subject to the following terms and conditions:

(a) Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to Restricted Stock.

(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

8.2 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee; provided, however, except as provided in Section 14.8, the minimum vesting period for Restricted Stock Unit Awards shall be pro rata over three years in the case of tenure Restricted Stock Unit Awards. Restricted Stock Unit Awards are subject to the following terms and conditions:

(a) Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to Restricted Stock Units.

(c) Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

SECTION 9

STOCK GRANT AND STOCK UNITS

9.1 STOCK GRANTS. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2 STOCK UNITS. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1 PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, Performance Shares may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

10.2 PERFORMANCE SHARE UNITS. Subject to the terms and provisions of the Plan, Performance Share Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.

10.3 PERFORMANCE CASH. Subject to the terms and provisions of the Plan, Performance Cash may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4 PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 11 shall be limited to the Performance Criteria specifically listed in the Glossary. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement. Except as otherwise provided in Section 11 with respect to Performance-Based Awards to Covered Employees, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

SECTION 11

PERFORMANCE-BASED AWARDS

11.1 PURPOSE. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code is not subject to this limitation. The purpose of this Section 11 is to enable the Committee to qualify some or all of the Awards granted pursuant to Sections 8, 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

11.2 APPLICABILITY. This Section 11 shall apply only to Performance-Based Awards. If this Section 11 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Section 11 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

11.3 COMMITTEE DISCRETION WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company or an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

11.4 ESTABLISHMENT OF PERFORMANCE GOALS. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied:

(a) The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b) The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award provided that: (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

(c) A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

(d) The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

(e) The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

11.5 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (i) judgments entered or settlements reached in litigation or regulator proceedings; (ii) the write down or sale of assets; (iii) the impact of any reorganization or restructuring; (iv) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (vi) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (vii) foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

11.6 ADJUSTMENT OF PERFORMANCE-BASED AWARDS. The Committee may adjust the determinations of the degree of attainment (taking into account any adjustments required pursuant to Section 11.5) of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

11.7 CONTINUED EMPLOYMENT REQUIRED. Unless otherwise provided in the relevant Award Agreement or in the case of a Change in Control, a Participant must be an Employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

11.8 CERTIFICATION BY COMMITTEE. Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

11.9 MAXIMUM AWARD PAYABLE. In accordance with Section 5.2, the maximum Performance-Based Award (other than a Performance Cash Award of Performance Share Unit Award payable in cash) payable to any one participant for a Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award (or Performance Share Unit Award payable in cash) payable to any one Participant for any Performance Period is $1,500,000. If the Performance Period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is 3 years, the limit shall be increased by multiplying it by 3.

11.10 MISCELLANEOUS. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

SECTION 12

NON-EMPLOYEE DIRECTOR OPTION GRANTS

12.1 DIRECTOR OPTION GRANTS. Subject to the terms and provisions of the Plan, Director Options may be granted to Non-Employee Directors at any time and from time to time as shall be determined by the Board. Director Options shall be subject to the following terms and conditions:

(a) Exercise Price. No Director Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Exercise of Director Option. Director Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Board shall, in each instance approve.

(c) Term of Director Option. Each Director Option shall expire at such time as determined by the Board; provided, however, that no Director Option shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Payment. The exercise price for any Director Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Board also may prescribe other methods by which the exercise price of a Director Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Board (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to the Non-Employee Directors. The Board, in consideration of applicable accounting standards and applicable law, may waive the six month share holding period described in the first sentence of this paragraph (d) in the event payment of a Director Option is made through the tendering of shares.

(e) Termination of Service. If a Non-Employee Director incurs a Termination of Service with the Company for any reason, the Non-Employee Director may exercise the Director Option, if the Director Option was exercisable immediately prior to the Non-Employee Director’s Termination of Service, on or before the earlier of: (i) the expiration date of the Director Option; or (ii) the date that is 90 days after the Non-Employee Director’s Termination of Service. For the sake of clarity, if a Non-Employee Director incurs a Termination of Service for any reason, any Director Options that are unvested at the time of such Termination of Service will immediately terminate and lapse.

(f) Repricing of Director Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a Director Option may not be amended, modified or repriced to reduce the exercise price after the Grant Date. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a Director Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Director Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(g) Nontransferability of Director Options. No Director Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Director Options granted to Non-Employee Directors shall be exercisable during his or her lifetime only by such Non-Employee Director or his or her legal representative. Notwithstanding the foregoing, the Board may, in its discretion, permit the transfer of a Director Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Non-Employee Director with respect to such transfer.

(h) Limitation on Number of Shares Subject to Director Options. The maximum number of shares of Stock that may be granted to any one Director during any calendar year shall not exceed $200,000 divided by the Fair Market Value of a share of Stock as of the Grant Date.

SECTION 13

CHANGE IN CONTROL

13.1 GENERAL. Notwithstanding any other provision in the Plan to the contrary, in the event that a Participant incurs a Termination of Employment without Cause or for Good Reason, within 12 months following a Change in Control, all Awards shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.

SECTION 14

OTHER PROVISIONS APPLICABLE TO AWARDS

14.1 AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee (or the Board in the case of Director Options) determines appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee (or Board) deems appropriate.

14.2 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee (or Board) shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service in the context of a Consultant or Non-Employee Director). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

14.3 FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee (or Board) including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee (or Board).

14.4 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 6.1(f), Section 7.1(f), Section 12.1(g), Section 14.4(b) or Section 14.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

(b) Transfer to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

14.5 BENEFICIARIES. Notwithstanding 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

14.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

14.7 CLAWBACK. Notwithstanding anything herein to the contrary, in an Award Agreement, the Company shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Committee and the NASDAQ (or any other exchange upon which the Stock is then listed) pursuant to Section 954 of the Dodd-Frank and Wall Street Reform and Consumer Protection Act.

14.8 LIMITATION ON GRANTS OF AWARDS. Notwithstanding the provisions of Sections 8.1 and 8.2 of the Plan, the Committee shall have the authority to grant shares pursuant to any Restricted Stock, Restricted Stock Unit, Performance Share or Performance Share Unit Award that does not comply with the minimum vesting period, provided that the aggregate number of shares of Stock subject to such awards may not exceed five percent (5%) of the aggregate number of shares of Stock authorized for grant pursuant to Section 5.1 of the Plan

SECTION 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders: (i) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (ii) increase the number of shares available under the Plan; (iii) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date; (iv) reprice previously granted Options or SARs; or (v) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR.

15.2 AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (i) is required by law or regulation; (ii) does not adversely affect in any material way the rights of the holder; or (iii) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the requirements of Section 409A of the Code.

15.3 PERFORMANCE-BASED AWARDS. Except in the case of a Change in Control, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Award. In addition, the Committee shall not take any other action that would case a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

SECTION 16

TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Company may permit the Participant to satisfy a tax withholding obligation by: (i) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (ii) tendering previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d) and Section 12.1(d)); (iii) a broker-assisted “cashless” transaction; or (iv) personal check or other cash equivalent acceptable to the Company.

SECTION 17

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Sections of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 18

GENERAL PROVISIONS

18.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

18.2 CONTINUED EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

18.3 FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

18.4 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

18.5 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

18.6 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.7 SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

18.8 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

18.9 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

18.10 GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Arizona, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

18.11 SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

18.12 SECTION 409A OF THE CODE.

(a) General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period.

(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

TASER INTERNATIONAL, INC.

By:	/s/ Douglas E. Klint
Its:	Corporate Secretary

GLOSSARY

(a) “Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash Award granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(d) “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) “Cause” means any of the following:

(i) Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;

(ii) Participant’s material intentional violations of law or of material Company policies; or

(iii) Participant’s repeated insubordination.

(f) “CEO” means the Chief Executive Officer of the Company.

(g) “Change in Control” means any of the following:

(i) The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, in one transaction or in a series of related transaction;

(ii) The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iii) A change in the control of the Company of a nature that would be required to be reported (assuming such event had not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such Change in Control shall be deemed to have occurred at such time as:

(A) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), after the effective date of the plan, becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 20% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or

(B) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause (ii) and the following sentence, considered as though such person were a member of the Board on the effective date of the Plan. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred by virtue of any transaction which shall have been approved by the affirmative vote of at least a majority of the members of the Board or by the stockholders of the Company on the effective date of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(i) “Committee” means the Compensation Committee of the Board or any such other committee as may be designated by the Board to administer the Plan. At all times, the membership of such Compensation Committee or other committee not being less than three members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

(j) “Company” means Taser International, Inc., a Delaware Company.

(k) “Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor.

(l) “Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.

(m) “Director Option” means an Option granted to a Non-Employee Director under Section 12.

(n) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

(o) “Effective Date” means the date the Plan is approved by the Board.

(p) “Employee” means a common-law employee of the Company or an Affiliate.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s) “Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NASDAQ (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

(t) “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

2

(u) “Good Reason” means any of the following:

(i) A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;

(ii) A material reduction of Participant’s then-existing base salary; or

(iii) The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.

(v) “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(w) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.

(y) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Section 7 or Section 12. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option. An Option granted under Section 12 may only be a Non-Qualified Stock Option.

(aa) “Participant” means a person who has been granted an Award under the Plan.

(bb) “Performance-Based Awards” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

(cc) “Performance Cash” means a right granted to a Participant pursuant to Section 10.

(dd) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; operating earnings; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; Stock price growth; stockholder returns; gross or net profit margin; earnings per share; price per share of Stock; Sales and Bookings of the Video Segment; Upgrade Statistics for the CEW Segment; International Sales; and market share. The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance-Based Award that is subject to Article 11 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

3

(ee) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(ff) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(gg) “Performance Share” means a right granted to a Participant under Section 10.

(hh) “Performance Share Unit” means a right granted to a Participant under Section 10.

(ii) “Plan” means the Taser International, Inc. 2013 Stock Incentive Plan, as amended from time to time.

(jj) “Restricted Stock” means Stock granted to a Participant under Section 9.

(kk) “Restricted Stock Unit” means a right granted to a Participant under Section 9.

(ll) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or a Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

(mm) “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(nn) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

4

(oo) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.

(pp) “Stock Grant Award” means a right granted to a Participant under Section 9.

(qq) “Stock Unit” means a right granted to a Participant under Section 9.

(rr) “Termination of Employment” or Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

5

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TASER INTERNATIONAL, INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS ATTN: ACCOUNTS PAYABLE If you would like to reduce the costs incurred by TASER International in mailing 17800 N. 85TH STREET proxy materials, you can consent to receiving all future proxy statements, proxy SCOTTSDALE, AZ 85255 cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 John S. Caldwell 02 Michael Garnreiter 03 Hadi Partovi The Board of Directors recommends you vote FOR proposals 2., 3. and 4.: For Against Abstain 2. Advisory approval of the Company’s executive compensation. 0 0 0 3. To ratify appointment of Grant Thornton LLP as the Company’s independent registered public accountant for fiscal year 2013. 0 0 0 4. Approving the adoption of the Company’s 2013 Stock Incentive Plan. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 51160 . 0 . 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000171489 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date You are cordially invited to attend the 2013 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 10:00 a.m. (Local Time) on Thursday, May 23, 2013. Whether or not you plan to attend this meeting, please sign, date, and return your proxy form on the reverse side as soon as possible so that these shares can be voted at the meeting in accordance with the instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that this stock be represented. Douglas E. Klint, Corporate Secretary Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . TASER INTERNATIONAL, INC PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2013 Solicited on Behalf of the Board of Directors of the Company The undersigned hereby appoints Patrick W. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of TASER International, Inc. to be held on Thursday May 23, 2013 beginning at 10:00 a.m. (Local Time) and at any adjournments or postponements thereof on the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. . 51160 . 0 . 0 R1 _ 2 0000171489 (Please sign on reverse side)

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 10:00 a.m. (Local Time) on Thursday, May 23, 2013. Whether or not you plan to attend this meeting, please sign, date, and return your proxy form on the reverse side as soon as possible so that these shares can be voted at the meeting in accordance with the instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that this stock be represented. Douglas E. Klint, Corporate Secretary Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . TASER INTERNATIONAL, INC PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2013 Solicited on Behalf of the Board of Directors of the Company The undersigned hereby appoints Patrick W. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of TASER International, Inc. to be held on Thursday May 23, 2013 beginning at 10:00 a.m. (Local Time) and at any adjournments or postponements thereof on the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. . 51160 . 0 . 0 R1 _ 2 0000171489 (Please sign on reverse side)